UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☑	Soliciting Material Pursuant to §240.14a-12
KNOVA SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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THIS FILING CONSISTS OF A LETTER SENT TO CUSTOMERS OF KNOVA SOFTWARE, INC.
December 18, 2006
Dear KNOVA Customer:
I am pleased to announce that KNOVA has signed a definitive agreement to be taken private through an acquisition by M2M Holdings Inc., a privately funded holding company that owns a number of enterprise software and services companies, including Onyx Software. Backed by considerable investment from Battery Ventures VI LP and Thoma Cressey Equity Partners, M2M Holdings’ business units have delivered CRM and ERP systems to more than 4,300 companies around the world, ranging in size from small businesses to Global 2000 enterprises.
This is an exciting day for KNOVA and a big win for our customers. The opportunity to leverage multiple, best-of-breed CRM solutions within one company and share the infrastructure resources of a larger global organization will enhance our ability to serve you. In short, this merger means that our vision for delivering an intelligent customer experience should unfold even more quickly.
M2M Holdings believes that KNOVA delivers the best knowledge management, search, and collaboration technologies in the industry and will continue to invest in KNOVA’s development, integration and support. I am confident that partnering with M2M Holdings will help take KNOVA Software to the next level, adding even more value for our customers. In fact, I’d like to emphasize to you several important commitments M2M Holdings makes as part of the communications surrounding today’s news:
•	The KNOVA solution will continue to be sold and marketed as a stand-alone product, under the KNOVA brand.
•	There are no planned changes to the high level of support and service you currently receive from KNOVA.
•	Your KNOVA solution—including its CRM platform integration—will be supported, maintained and enhanced through dedicated sales, product management, development, customer support, and professional services teams.
Because M2M Holdings is a privately owned company, the completion of the transaction would subsequently privatize KNOVA Software. As an independent product line within M2M Holdings, KNOVA Software will be able to make decisions that focus exclusively on your success and the long-term growth of the business—without the pressure and requirements of being a public company.
In the coming weeks, our energy and resources will focus on making this transition as seamless as possible. All of us at KNOVA appreciate your trust and will continue to work hard to earn your business. As always, if you have questions or concerns, please do not hesitate to contact me directly at bruce.armstrong@knova.com or (408) 863-5863. You also can learn more about M2M Holdings by visiting www.made2manage.com.
The entire team here at KNOVA looks forward to continuing to serve you under our new ownership.
Best regards,

Bruce W. Armstrong
President & CEO
KNOVA Software

Important Additional Information Will Be Filed with the SEC
In connection with the proposed merger, KNOVA intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”), and will furnish to stockholders of KNOVA, such proxy statement. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER, STOCKHOLDERS OF KNOVA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
After filing with the SEC, the proxy statement and other relevant materials, and any other documents filed by KNOVA, may be obtained (when available) free of charge at the SEC’s website at www.sec.gov or at KNOVA’s website at www.knova.com/about/ir.html. You may also read and copy any reports, statements and other information filed by KNOVA with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
KNOVA and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in KNOVA’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the merger when it becomes available.